UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WLTW	NASDAQ Global Select Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2021, Willis Towers Watson Public Limited Company (the “Company”) held the 2021 Annual General Meeting of Shareholders (the “2021 AGM”). Proxies for the 2021 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 105,926,200 ordinary shares (representing approximately 82.13 % of 128,971,611 ordinary shares outstanding and entitled to vote as of March 11, 2021, the record date for the 2021 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2021 AGM. As described below, the Company’s shareholders approved each of the proposals considered at the 2021 AGM.

The shareholders elected each of the director nominees, who are named in the table below, to serve as directors until the next annual general meeting of shareholders or until his/her successor is elected and qualified. The table below sets forth the number of votes cast for and against each director, as well as abstentions and broker non-votes:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Anna C. Catalano	92,931,205	2,118,508	862,378	10,014,109
Victor F. Ganzi	93,240,183	1,791,041	880,867	10,014,109
John J. Haley	94,198,734	812,926	900,431	10,014,109
Wendy E. Lane	93,620,288	1,429,638	862,165	10,014,109
Brendan R. O’Neill	94,209,554	824,013	878,524	10,014,109
Jaymin B. Patel	93,070,845	1,972,534	868,712	10,014,109
Linda D. Rabbitt	94,215,917	832,203	863,971	10,014,109
Paul D. Thomas	94,187,194	846,393	878,504	10,014,109
Wilhelm Zeller	94,179,389	850,459	882,243	10,014,109

The shareholders ratified, on an advisory, non-binding basis, the selection of (i) Deloitte & Touche LLP to audit the Company’s financial statements and (ii) Deloitte Ireland LLP to audit the Company’s Irish Statutory Accounts, and authorized, in a binding vote, the Company’s Board of Directors, acting through the Audit Committee, to fix the independent auditors’ remuneration. Of the shares voted, 103,266,376 voted in favor, 1,795,600 voted against and 864,224 abstained.

The shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2021 AGM in accordance with the Securities and Exchange Commission’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and the related tables and disclosure. Of the shares voted, 91,126,696 voted in favor, 3,870,201 voted against, 915,194 abstained and there were 10,014,109 broker non-votes.

The shareholders approved the renewal of the directors’ existing authority to issue shares under Irish law up to approximately 33% of the Company’s issued ordinary share capital. Of the shares voted, 103,617,556 voted in favor, 1,433,398 voted against and 875,246 abstained.

The shareholders approved the renewal of the directors’ existing authority to opt out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to approximately 10% of the Company’s issued ordinary share capital. Of the shares voted, 104,110,964 voted in favor, 933,423 voted against and 881,813 abstained.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2021	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel